SUBSIDIARIES OF MILTOPE GROUP INC.
                           ----------------------------------
                                                                   % Owned
                                                                   Direct or
            Name                         State of Incorporation    Indirect
       -------------------------------   ----------------------    --------
       Miltope Corporation                      Alabama              100%

       Miltope Business Products, Inc.         New York              100%

       IV Phoenix Group, Inc.                  New York               90%